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                                                                Exhibit 10.12


LS95-035

                      SPONSORED LABORATORY STUDY AGREEMENT

         THIS Agreement is made this 21st day of September, 1995, between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a component of The University of Texas System ("System"), and Introgen Therapeutics, 301 Congress Avenue, Suite 2025, Austin, Texas 78701 ("Sponsor"), to conduct a laboratory study and evaluation ("Study"). Institution and Sponsor agree as follows:

                                   1. PROTOCOL

         1.1 Institution agrees to use its best efforts to conduct the Study, as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the Project, "Over-expression of WT-p53 Protein by Ad5cmv-p53 in Human Gliomas", as described in Exhibit A attached hereto and incorporated herein. The Study will be supervised by W.K. Alfred Yung, M.D. ("Principal Investigator"), at Institution, with assistance from associates and colleagues as required.

         1.2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the Study material for the conduct of the Study.

                                    2. AWARD

         2.1 In consideration for performance of the Study by Institution, Sponsor shall pay Institution [*]

                                     3. TERM

         3.1 This Agreement shall continue in force until the earlier of completion of the Study as upon by the parties or Twelve (12) months from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

         3.2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the maximum amount specified in Article 2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

         3.3 Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.



         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                               4. INDEMNIFICATION

         4.1 Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institution's supervision or control.

         4.2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

                           a. the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

                           b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.

                       5. PUBLICATION AND CONFIDENTIALITY

         5.1 The parties reserve the right to publish or otherwise make public the data resulting from the Study. The party so wishing to publish or make public shall submit any such manuscript or release to the other party for comment prior to publication or release.

         5.2 Except as otherwise required by law or regulation, neither party shall release or distribute any materials or information containing the name of the other party or any of its employees without prior written approval by an authorized representative of the nonreleasing party, but such approval shall not be unreasonably withheld.

         5.3 Each party shall hold in confidence for three (3) years after the termination of this Agreement any confidential information identified as confidential and obtained from the other party during the course of this Study. Nothing herein, however, shall prevent Institution or any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

                         6. INTELLECTUAL PROPERTY RIGHTS

         6.1 For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the


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                  obligations of this Agreement; (ii) is conceived and reduced to practice during the term of the Agreement as defined in
                  Article 3 hereinabove; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating thereto. Inventions made solely by the Principal Investigator and/or other Institution personnel as identified in Article I hereinabove or agents of Institution shall be the sole property of Institution. Inventions made jointly by employees or agents of Institution and Sponsor shall be jointly owned by Institution and Sponsor.

         6.2 In the event that an Invention is made, either solely by employees or agents of Institution or jointly by employees or agents of Institution and Sponsor, Institution and Sponsor agree to give notice of such Invention to each other within thirty (30) days of the identification of such Invention. Within thirty (30) days of notice of Invention, Institution and Sponsor will thereupon exert their best reasonable efforts in cooperation with each other to investigate, evaluate and determine to the mutual satisfaction of both parties, the disposition of rights to the Invention, including whether, by whom, and where any patent applications are to be filed.

         6.3 If, after consultation with Sponsor, it is agreed by the parties that a patent application should be filed, Institution will prepare and file appropriate United States and foreign patent applications on Inventions made under this Agreement, and Sponsor will pay the cost of preparing, filing and maintenance thereof If Sponsor notifies Institution that it does not intend to pay the costs of an application, or if Sponsor does not respond or make an effort to agree with Institution on the disposition of rights to the Invention, then Institution may file such application at its own expense, and Sponsor shall have no rights to such Invention. Institution will provide Sponsor a copy of the application filed for which Sponsor has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. Sponsor agrees to maintain any such application in confidence until it is published by Institution or by the respective patent office.

         6.4 Under the terms of the "Patent and Technology License Agreement between Institution and Introgen (Intron) Therapeutics" dated effective July 20, 1994, Institution hereby licenses to Sponsor an exclusive, world-wide, royalty-bearing license to Invention (as well as patent applications, patents, and copyrights thereon) for commercial purposes, provided that Sponsor shall pay all costs and expenses associated with patent and copyright filing, prosecution, issuance, and maintenance. Sponsor shall have thirty (30) days from written notice of Invention from Institution pursuant to Section 6.2 hereinabove, to give written notice to Institution to include any invention in the above referenced licensed agreement.



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                                   7. GENERAL

         7.1 This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

         7.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

         7.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

         7.4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.



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         IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this
Agreement, effective as of the date first set forth above, and execute two (2) original counterparts.

Introgen Therapeutics                    The University of Texas
                                         M.D. Anderson Cancer Center


By: /s/ DAVID G. NANCE                   By: /s/ DONNA S. GILBERG
    ------------------                       -------------------------------
     David G. Nance                          Donna S. Gilberg, CPA
     President                               Manager, Sponsored Programs

Date: 21 September 1995                  Date: October 3, 1995


                                         I have read this agreement and
                                         understand my obligations hereunder:


                                         By: /s/ W.K. ALFRED YOUNG
                                             -------------------------------
                                             W.K. Alfred Yung, M.D.
                                             Principal Investigator


                                         By: /s/ VICTOR A. LEVIN
                                             -------------------------------
                                             Victor A. Levin, M.D.
                                             Chairman, Department of
                                                  Neuro-Oncology


                                         By: /s/ ROBERT C. BAST, JR.
                                             -------------------------------
                                             Robert C. Bast, Jr., M.D.
                                             Head, Division of Medicine


                                         Make Payment to:
                                         The University of Texas
                                         M.D. Anderson Cancer Center
                                         Attn:  Manager, Sponsored Programs
                                         P.O. Box 297402
                                         Houston, TX 77297
                                         Tax I.D. 74 6001118 A1


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                                    EXHIBIT A

                                       [*]



     [*]   Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.